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Exhibit (a)(6)

GATEWAY BANCSHARES, INC.

OFFER TO PURCHASE FOR CASH UP TO
110,000 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $17.72 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, RINGGOLD TIME, ON FRIDAY, MAY 30, 2003, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated April 30, 2003, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Gateway Bancshares, Inc., a Georgia corporation (the "Company"), to purchase 110,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, (the "Shares") at a price of $17.72 per Share upon the terms and subject to the conditions set forth in the Offer. The Company reserves the right, in its sole discretion, to purchase more than 110,000 Shares pursuant to the Offer. See Sections 1 and 15 of the Offer to Purchase.

        If, prior to the Expiration Date (as defined in the Offer to Purchase), more than 110,000 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from holders of "Odd Lots" (as defined in the Offer to Purchase) who properly tender their Shares and then on a pro rata basis from all other shareholders whose Shares are properly tendered and not withdrawn. If any shareholder tenders Shares and does not wish to have such Shares purchased subject to proration, such shareholder may tender Shares subject to the condition that a specified minimum number of Shares (which may be represented by designated stock certificates) be purchased. See Sections 1, 3 and 6 of the Offer to Purchase.

        We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

        Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

        We call your attention to the following:

        1.    You may condition your tender of Shares on the Company purchasing all or a minimum number of your Shares.

        2.    You may designate the priority in which your Shares shall be purchased in the event of proration.

        3.    The Offer is not conditioned upon any minimum number of Shares being tendered.

        4.    The Offer, proration period and withdrawal rights will expire at Midnight, Ringgold time, on Friday, May 30, 2003, unless the Company extends the Offer.

        5.    The Offer is for 110,000 Shares, constituting approximately 16.1% of the Shares outstanding as of December 31, 2002.

        6.    Tendering Shareholders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 8 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer. However, a tendering shareholder who holds Shares with such shareholder's Custodian (as defined in the Offer to Purchase) may be required by such Custodian to pay a service charge or other fee.

        7.    If you beneficially own an aggregate of fewer than 100 Shares, and you instruct us to tender on your behalf all such Shares prior to the Expiration Date (as defined in the Offer to Purchase) and complete the item captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

        YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT, RINGGOLD TIME, ON FRIDAY, MAY 30, 2003, UNLESS THE COMPANY EXTENDS THE OFFER.

        As described in Section 1 of the Offer to Purchase, if more than 110,000 Shares have been properly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase), the Company will purchase properly tendered Shares on the basis set forth below:

        (a)  first, all Shares properly tendered and not withdrawn prior to the Expiration Date by any Odd Lot Holder (as defined below) who:

          (1)  tenders all Shares beneficially owned by such Odd Lot Holder (tenders of less than all Shares owned by such shareholder will not qualify for this preference); and

          (2)  completes the item captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

        (b)  second, after purchase of all of the foregoing Shares, all Shares conditionally tendered in accordance with Section 6 of the Offer to Purchase, for which the condition was satisfied, and all other Shares tendered properly and unconditionally and not withdrawn prior to the Expiration Date on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in the Section 1 of the Offer to Purchase; and

        (c)  third, if necessary to permit the Company to purchase 110,000 Shares, all Shares conditionally tendered, for which the condition was not initially satisfied, and not withdrawn prior to the Expiration Date, selected by random lot in accordance with Section 6 of the Offer to Purchase.

        You may condition your tender on the Company purchasing a minimum number of your tendered Shares. In such case, if as a result of the preliminary proration provisions in the Offer to Purchase the Company would purchase less than such minimum number of your Shares, then the Company will not purchase any of your Shares, except as provided in the next sentence. In such case, if as a result of Shares conditionally tendered not being purchased the total number of Shares that would have been purchased is less than 110,000, the Company will select, by random lot, Shares for purchase from shareholders who conditionally tendered Shares for which the condition, based on a preliminary proration, has not been satisfied. See Section 1 of the Offer to Purchase.

        The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Gateway Bank & Trust or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

INSTRUCTION FORM
INSTRUCTIONS FOR TENDER OF
SHARES OF GATEWAY BANCSHARES, INC.

        Please tender to Gateway Bancshares, Inc. (the "Company"), on (our) (my) behalf, the number of Shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions contained in the Offer to Purchase of the Company dated April 30, 2003, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

        NUMBER OF SHARES TO BE TENDERED:                        SHARES

CONDITIONAL TENDER

☐	Check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:
Minimum number of Shares to be sold:

ODD LOTS

(SEE INSTRUCTION 8 OF LETTER OF TRANSMITTAL)

☐	By checking this box the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

        THE BOARD OF DIRECTORS OF THE COMPANY HAS AUTHORIZED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES.

Signature(s):		Address:

Name(s):		(Including Zip Code)
	(Please Print)	(Area Code and Telephone Number)
(Taxpayer Identification or Social Security No.)		Date: , 2003

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GATEWAY BANCSHARES, INC. OFFER TO PURCHASE FOR CASH UP TO 110,000 SHARES OF ITS COMMON STOCK AT A PURCHASE PRICE OF $17.72 PER SHARE
INSTRUCTION FORM INSTRUCTIONS FOR TENDER OF SHARES OF GATEWAY BANCSHARES, INC.